                                                                   EXHIBIT 10.26












                              AMENDED AND RESTATED

                         DEFERRED STOCK TRUST AGREEMENT

                                FOR DIRECTORS OF

                         BANCTRUST FINANCIAL GROUP, INC.

                              AND ITS SUBSIDIARIES

                              AMENDED AND RESTATED

                 DEFERRED STOCK TRUST AGREEMENT FOR DIRECTORS OF

              BANCTRUST FINANCIAL GROUP, INC. AND ITS SUBSIDIARIES


                                TABLE OF CONTENTS

1.       Purpose..................................................................................................1
2.       Trust Corpus.............................................................................................1
3.       Grantor Trust............................................................................................1
4.       Irrevocability of Trust..................................................................................2
5.       Contributions to Trust...................................................................................2
6.       Investment of Trust Assets and Voting Rights.............................................................2
7.       Distribution of Trust Assets.............................................................................3
8.       Termination of the Trust and Reversion of Trust Assets...................................................5
9.       Powers of the Trustee....................................................................................5
10.      Termination of Trustee...................................................................................6
11.      Appointment of Successor Trustee.........................................................................6
12.      Trustee Compensation.....................................................................................7
13.      Trustee's Consent to Act and Indemnification of the Trustee..............................................7
14.      Prohibition Against Assignment...........................................................................7
15.      Annual Accounting........................................................................................7
16.      Notices..................................................................................................7
17.      Miscellaneous Provisions.................................................................................8

                              AMENDED AND RESTATED

                 DEFERRED STOCK TRUST AGREEMENT FOR DIRECTORS OF

              BANCTRUST FINANCIAL GROUP, INC. AND ITS SUBSIDIARIES


         This Amended and Restated Trust Agreement ("Trust Agreement") entered into effective the 1st day of January, 2004 is between BancTrust Financial Group, Inc., the Grantor, and The Trust Company of Sterne, Agee & Leach, Inc. (the Trustee").

                                    RECITALS

A. Prior to the merger between CommerceSouth and BancTrust Financial Group, Inc. (effective as of December 30, 2003), CommerceSouth had in place a Directors Deferred Compensation Plan and accompanying Deferred Stock Trust Agreement, both with an effective date of January 1, 2001 (the "Effective Date").

B. Pursuant to the terms of the merger, the said Directors Deferred Compensation Plan was continued.

C. The purpose of this Amended and Restated Trust Agreement is to acknowledge the change in the name of the "Grantor" from CommerceSouth to BancTrust Financial Group, Inc. and to make such corresponding changes as are appropriate as a result of said merger.


         NOW, THEREFORE, the premises considered and for other good and valuable consideration, the Grantor and Trustee agree as follows:

         1. Purpose. The purpose of this trust (the "Trust") is to provide a vehicle to (a) hold assets of the Grantor and Subsidiaries with respect to the discharge of certain of the Grantor's obligations with respect to Deferred Stock Account balances under the Grantor's Directors Deferred Compensation Plan (the "Plan") (i) as directed by the Grantor in accordance with paragraph 7(a); (ii) upon the occurrence of a change in control; and (iii) in accordance with paragraph 7(c) and (b) invest, reinvest, disburse and distribute those assets and the earnings thereon as provided hereunder. Individuals eligible for benefits hereunder shall hereinafter be referred to as 'Beneficiaries" under the Trust.

         2. Trust Corpus. The Grantor hereby transfers to the Trustee and the Trustee hereby accepts and agrees to hold, in trust, the sum of Ten Dollars ($10.00) plus such cash and/or property, if any, transferred to the Trustee by the Grantor or on behalf of the Grantor pursuant to obligations incurred under the Plan and the earnings thereon, and such cash and/or property, together with the earnings thereon and together with any other cash or property received by the Trustee pursuant to Section 9(a) of this Trust Agreement, shall constitute the trust estate and shall be held, managed and distributed as hereinafter provided. The Grantor shall execute any and all instruments necessary to vest the Trustee with full title to the property hereby transferred.

         3. Grantor Trust. The Trust is intended to be a trust of which the Grantor is treated as the individual owner for federal income tax purposes in accordance with the provisions of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code'). If the Trustee, in its sole and absolute discretion, deems it necessary or advisable for the Grantor and/or the Trustee to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Grantor is at all times treated as the individual owner of the Trust for federal income tax purposes, the Grantor and/or the Trustee will undertake or refrain from undertaking (as the case may be) such actions. The Grantor hereby irrevocably authorizes the Trustee to be its attorney-in-fact for the purpose of performing any act which the Trustee, in its sole and absolute discretion, deems necessary or advisable in order to accomplish the purposes and the intent of this Section 3. The Trustee shall be fully protected in acting or refraining from acting in accordance with the provisions of this Section 3.

         4. Irrevocability of Trust. Prior to the occurrence of a "Preliminary Change in Control" (hereinafter referred to as a "Preliminary CIC"), the Trust shall be revocable and may be altered or amended in any substantive respect, or revoked or terminated by the Grantor in whole or in part provided that no such amendment may increase the duties of the Trustee without its consent. In the event of a Preliminary CIC, the Trust may not be altered or amended in any substantive respect, or revoked or terminated by the Grantor unless a majority of the Beneficiaries, determined as of the day before such Preliminary CIC, agree in writing to such an alteration, amendment, revocation or termination provided that no such amendment may increase the duties of the Trustee without its consent; provided, however if the Preliminary CIC pertains solely to a Bank and not the Grantor, then such limitations shall apply only to the Trust insofar as it applies to that Bank. If after a Preliminary CIC occurs but fails to become a Change in Control, thereafter the Trust shall again be revocable and may be altered or amended in any substantive respect, or revoked or terminated by the Grantor in whole or in part provided that no such amendment may increase the duties of the Trustee without its consent. Notwithstanding the preceding, the Trust may be amended following a Preliminary CIC or a Change in Control without approval of the Beneficiaries to protect the tax status or ERISA status of this Trust. For purposes of this Trust, Preliminary CIC and other capitalized terms if not defined in the Trust shall have the same meaning as set forth in the Grantor's Directors Deferred Compensation Plan.

         5. Contributions to Trust. The Grantor has obligated itself under the terms of the Plan, which is hereby incorporated by reference, to make certain contributions to the Trust upon the occurrence of a Preliminary CIC. Upon such a Preliminary CIC, the Grantor shall account for each Beneficiary's benefit funded by contributions to the Trust in a manner determined by the Trust Administrative Committee. The Grantor has also obligated itself, if necessary, to make certain contributions to the Trust in a manner determined by the Trust Administrative Committee to provide for the protections set forth in Section 7(c) hereof. A return of such contributions and earnings thereon may only occur under the following circumstances: (a) if, on the second anniversary of a Preliminary CIC or any time thereafter, the Committee determines that a Change in Control has not been Consummated, the Trustee upon its agreement with this determination shall, upon the request of the Grantor return to such Grantor property contributed to the Trust on account of the occurrence of a Preliminary CIC; (b) if, at any time, following a Preliminary CIC, the Committee provides evidence satisfactory to the Trustee that the Preliminary CIC will not become a Change in Control; or (c) if the Trustee determines in its sole and absolute discretion that a Company Change in Control has occurred, and, on the second anniversary of the date of Consummation of such Change in Control 75% of the members of the Incumbent Board on such anniversary date shall continue to serve as determined by the Committee, the Trustee upon its agreement with this determination shall return to the Grantor upon such Grantor's request, any such property received and earnings thereon as a result of such Change in Control; or (d) prior to Change of Control, with respect to amounts contributed to fund benefits paid in accordance with Section 7(c) hereof, if the Trust assets equal or exceed 150% of the targeted funding level as established by the Trust Administrative Committee prior to a Change in Control, assets shall be returned by the Trustee to the Grantor designated by the Trust Administrative Committee to reduce total assets to 100% of the targeted funding level.

         6. Investment of Trust Assets and Voting Rights.

         (a) The Trustee may invest, in its sole discretion, in: (i) any form of marketable financial instruments traded on The New York Stock Exchange or the NASDAQ, including specifically shares common stock of BancTrust Financial Group, Inc. ("Shares"); or (ii) proprietary money market mutual funds. The Grantor acknowledges the discretion of the Trustee regarding its investment authority; however, it desires that, to the extent of Deferred Stock Account balances under the Plan, the Trust corpus be invested in Shares and the Grantor expressly waives any diversification of investments that otherwise might be required of a trustee under applicable state law. The Trustee is expressly authorized and empowered to hold or purchase such insurance in its own name (and with itself as the beneficiary) as it shall determine to be necessary or advisable to advance best the purposes of the Trust and the interest of the Beneficiaries.

         (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Beneficiaries; provided, however, that voting rights with respect to all Shares held as Trust assets, and any decision to accept or reject a tender offer made for such shares, will be exercised by the Trustee in accordance with instructions received from the Trust Administrative Committee.

         (c) Each Beneficiary shall have the right, with respect to that number of Shares allocated to his or her Deferred Stock Account under the Plan, to direct the Trust Administrative Committee as to the manner in which he or she wishes that such number of Shares be voted on any and all matters put to a shareholder vote. The Trust Administrative Committee shall direct the Trustee to vote a corresponding number of Shares held in the Trust in accordance with such directions. To the extent that the Trust holds Shares either in excess of the number allocated to all Beneficiaries' Deferred Stock Accounts or as to which the Trust Administrative Committee does not receive timely and proper direction from the applicable Beneficiaries, the Trust Administrative Committee may direct the Trustee to vote such Shares in the same proportion as the other Shares are directed to be voted. If the Trust ever holds fewer Shares than there are Shares allocated to Deferred Stock Accounts under the Plan as to which timely and proper directions have been received from the applicable Beneficiaries, the Trust Administrative Committee shall direct the Trustee to vote all Shares held in the Trust in the same proportion as the total Shares covered by timely and proper directions have been directed to be voted.

         7. Distribution of Trust Assets.

         (a) If, prior to a Change In Control, a Grantor desires that a payment to a Beneficiary, attributable to a Deferred Stock Account under the Plan, be made from trust assets, the Trust Administrative Committee shall notify the Trustee at least ten (10) days prior to the date the payment becomes due under such Plan. Such notification shall provide sufficient instructions acceptable to the Trustee for making the requisite payment. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Grantor shall make the balance of each such payment as it falls due in accordance with the Plan. The Trustee shall notify the Grantor where principal and earnings are not sufficient. Nothing in this Agreement relieves the Grantor of its liability to pay benefits due under the Plan except to the extent such liability is met by application of assets of the Trust.

         (b) The Grantor may make payment of benefits directly to Beneficiaries as they become due under the terms of the Plan. Upon a Change in Control, the Grantor shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Beneficiaries.

         (c) At such time as a Beneficiary is entitled to payments under the Plan prior to a Change in Control, if the Grantor fails to direct the Trustee to make payment under the Plan in accordance with paragraph (a) above or fails to make payment of all or a portion of the benefits to a Beneficiary under any Plan in accordance with paragraph (a) or (b) above, such Beneficiary can make application for payment in accordance with the provisions of paragraph (e)(i) below. If so requested, the Trustee shall make an independent determination in its sole and absolute discretion regarding the Beneficiary's right to payment under the Plan within 60 days thereof. Such determination shall be made with advice from outside counsel independent of the Company and the Trustee. The Grantor agrees to be bound by Trustee's determination and to make payment of or direct Trustee to make payment of, benefits as they fall due commencing not later than 30 days following Trustee's determination regarding entitlement to benefits absent a manifest abuse of discretion by the Trustee. If Trustee determines benefits are payable to Beneficiary and Grantor fails to commence payment, or direct Trustee to make payment, within 30 days following the Trustee's determination, Trustee shall make payment of such benefits and instruct Beneficiary in writing that he or she must bring suit within 180 days of the Trustee's claims determination or thereafter be barred from doing so. Trustee shall only make benefits payments hereunder until the first of the following to occur: (i) 180 days following its claims determination if the Beneficiary fails to bring a lawsuit to enforce his or her rights within this limitation period; or (ii) until there is a final adjudication or other final resolution of the Beneficiary's claim. In the event that such Beneficiary timely files a lawsuit within 180 days of Trustee's determination that Beneficiary is entitled to the disputed benefits, all reasonable costs of litigation (as determined in the sole and absolute discretion of the Trustee) shall be periodically, but no less than quarterly, advanced to the Beneficiary through the final adjudication of the claim; provided, however, that the Beneficiary shall repay such advanced costs of litigation if he or she fails to have finally resolved in the Beneficiary's favor a material issue supporting the underlying merits of the Beneficiary's claim for benefits in such dispute as determined in the sole and absolute discretion of the Trustee. Alternatively, in the event that a Beneficiary files a lawsuit to obtain benefits after the Trustee determines that such Beneficiary is not entitled to such benefits, all costs of litigation shall be borne by each party thereto; provided, however, that the

Grantor, or the Trustee if the Grantor refuses, shall reimburse such reasonable costs in the event any material issue supporting the underlying merits of the Beneficiary's claim for benefits in such dispute is finally resolved in favor of the Beneficiary.

         (d) Subject to the provisions of paragraph (e) of this Section 7, after a Change in Control, a Beneficiary shall receive payment from the Trust in an amount equal to the accrued benefit to which he is entitled under the Plan determined as of the Change in Control, less any payments previously made to him by the Grantor or Trustee pursuant to the terms of the Plan and this Trust. The form of payment will be consistent with the forms provided under the terms of the Plan.

         (e) (i) The commencement of payments from the Trust, other than pursuant to directions of a Grantor or Trust Administrative Committee, shall he conditioned on the Trustee's prior receipt of a written instrument from the Beneficiary in a form reasonably satisfactory to the Trustee. In addition to any other information the Trustee requires, such form should indicate the amount, if any, the Beneficiary has received from the Grantor under the Plan as of his or her request. All payments to a Beneficiary from the Trust shall be made in accordance with a good faith interpretation of the provisions of the applicable Plan. (ii) Except as provided below, the Trustee shall make or commence payment to the Beneficiary in accordance with his or her representations not later than 30 business days after its receipt thereof; provided, however, that before the Trustee makes or commences any such payment and not later than 7 business days after its receipt of the Beneficiary's representations, the Trustee shall request in writing the Grantor's agreement that the Beneficiary's representations are accurate with respect to the amount, fact, and time of payment to him or her. The Trustee shall enclose with such request a copy of the Beneficiary's representations and written advice to the Grantor that it must respond to the Trustee's request on or before the 20th business day (which date shall be set forth in such written advice) after the Beneficiary furnished such representations to the Trustee. If the Grantor in a writing delivered to the Trustee agrees with the Beneficiary's representations in all respects, or if the Grantor does not respond to the Trustee's request by the 20th-day deadline, the Trustee shall make payment in accordance with the Beneficiary's representations. If the Grantor advises the Trustee in writing on or before the 20th-day deadline that it does not agree with any or all of the Beneficiary's representations, the Trustee immediately shall take whatever steps it in its sole and absolute discretion deems appropriate, including, but not limited to, a review of any notice furnished by the Grantor pursuant to paragraph (e) hereof, to attempt to resolve the difference(s) between the Grantor and the Beneficiary. If, however, the Trustee is unable to resolve such difference(s) to its satisfaction within 60 days after its receipt of the Beneficiary's representations, the Trustee shall make an independent determination in its sole and absolute discretion with the advice of independent counsel regarding the Beneficiary's claim for benefits and commence such payment, if any, within such 60 day period. In the event Grantor does not agree with Beneficiary's right to payment of all or a portion of a benefit under any Plan. Grantors may bring a declaratory judgment action to clarify their rights. Trustee may rely on any final judgment concerning a declaratory judgment action with respect to the payment of benefits from the Trust.

         (f) Notwithstanding any other provision of the Trust to the contrary, after a Change in Control the Trustee shall make payments hereunder before such payments are otherwise due if it determines in its sole and absolute discretion, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a final non-appealable decision by the Internal Revenue Service addressed to a Beneficiary, a final decision by a court of competent jurisdiction involving a Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves a Beneficiary, that a Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plans before they are paid to him.

         (g) Unless (contemporaneously with his submission of the written instrument referred to in paragraph (e) hereof) a Beneficiary or Trust Administrative Committee furnishes documentation in form and substance satisfactory to the Trustee that no withholding is required with respect to a payment to be made to him from the Trust, the Trustee may deduct from any such payment any federal, state or local taxes required by law to be withheld by the Trustee.

         (h) The Trustee shall provide the Grantor with written confirmation of the fact and time of any commencement of payments hereunder within 10 business days after any payments commence to a Beneficiary. The

Grantor shall notify the Trustee in the same manner of any payments it commences to make to a Beneficiary pursuant to the Plan.

         (i) The Trustee shall be fully protected in making any payment or any calculations in accordance with the provisions of this Section 7.

         (j) If the Change of Control is a Bank Change of Control and not a Company Change of Control, then the provisions of this Section 7 shall apply only to the Beneficiaries affected by the Bank Change of Control.

         8. Termination of the Trust and Reversion of Trust Assets. The Trust shall terminate upon the first to occur of (i) the payment by the Grantor of all amounts due the Beneficiaries under the Plan or the receipt by the Trustee of a valid release to that effect from each of the Beneficiaries with respect to payments made to him or her, or (ii) the twenty-first anniversary of the death of the last survivor of the Beneficiaries who are in being on the date of the execution of this Trust Agreement. Upon termination of the Trust, any and all assets remaining in the Trust, after the payment to the Beneficiaries of all amounts to which they are entitled and after payment of the expenses and compensation in Sections 12 and 17(i) of this Trust Agreement, shall revert to the Grantor, and the Trustee shall promptly take such action as shall be necessary to transfer any such assets to the Grantor.

         9. Powers of the Trustee. To carry out the purposes of the Trust and subject to any limitations herein expressed, the Trustee is vested with the following powers until final distribution, in addition to any now or hereafter conferred by law affecting the trust or estate created hereunder. In exercising such powers, the Trustee shall act in a manner reasonable and equitable in view of the interests of the Beneficiaries and in a manner in which persons of ordinary prudence, diligence, discretion and judgment would act in the management of their own affairs.

         (a) Receive and Retain Property. To receive and retain any property received at the inception of the Trust or at any other time, whether or not such property is unproductive of income or is property in which the Trustee is personally interested or in which the Trustee owns an undivided interest in any other trust capacity.

         (b) Dispose of, Develop, and Abandon Assets. To dispose of an asset, for cash or on credit, at public or private sale and, in connection with any sale or disposition, to give such warranties and indemnifications as the Trustee shall determine; to manage, develop, improve, exchange, partition, change the character of or abandon a Trust asset or any interest therein.

         (c) Borrow and Encumber. To borrow money for any Trust purpose upon such terms and conditions as may be determined by the Trustee; to obligate the Trust or any part thereof by mortgage, deed of trust, pledge or otherwise, for a term within or extending beyond the term of the Trust.

         (d) Lease. To enter for any purpose into a lease as lessor or lessee, with or without an option to purchase or renew, for a term.

         (e) Grant or Acquire Options. To grant or acquire options and rights of first refusal involving the sale or purchase of any Trust assets, including the power to write covered call options listed on any securities exchange.

         (f) Powers Respecting Securities. Except as set forth in Paragraph 6(c) pertaining to voting rights in Shares held in the Trust, the Trustee shall have all the rights, powers, privileges and responsibilities of an owner of securities, including, without limiting the foregoing. the power to vote, to give general or limited proxies, to pay calls, assessments, and other sums; to assent to, or to oppose, corporate sales or other acts; to participate in, or to oppose, any voting trusts. pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and, in connection therewith, to give warranties and indemnifications and to deposit securities with and transfer title to any protective or other committee; to exchange, exercise or sell stock subscription or conversion rights; and, regardless of any limitations elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers.

         (g) Use of Nominee. To hold securities or other property in the name of the Trustee, in the name of a nominee of the Trustee, or in the name of a custodian (or its nominee) selected by the Trustee, with or without disclosure of the Trust, the Trustee being responsible for the acts of such custodian or nominee affecting such property.

         (h) Advance Money. To advance money for the protection of the Trust, and for all expenses, losses and liabilities sustained or incurred in the administration of the Trust or because of the holding or ownership of any Trust assets, for which advances, with interest, the Trustee has a lien on the Trust assets as against the Beneficiaries.

         (i) Pay, Contest or Settle Claims. To pay, contest or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible. Notwithstanding the foregoing, the Trustee may only pay or settle a claim asserted against the Trust by the Grantor if it is compelled to do so by a final order of a court of competent jurisdiction.

         (j) Litigate. To prosecute or defend actions, claims or proceedings for the protection of Trust assets and of the Trustee in the performance of its duties.

         (k) Employ Advisers and Agents. To employ and reasonably compensate persons, corporations or associations, including attorneys, auditors, investment advisers or agents, even if they are associated with the Trustee, to advise or assist the Trustee in the performance of its administrative duties; to act without independent investigation upon their recommendations.

         (l) Use Custodian. If no bank or trust company is acting as Trustee hereunder, the Trustee shall appoint a bank or trust company to act as custodian (the "Custodian") for securities and any other Trust assets. Any such appointment shall terminate when a bank or trust company begins to serve as Trustee hereunder. The Custodian shall keep the deposited property, collect and receive the income and principal, and hold, invest, disburse or otherwise dispose of the property or its proceeds (specifically including selling and purchasing securities. and delivering securities sold and receiving securities purchased) upon the order of the Trustee.

         (m) Execute Documents. To execute and deliver all instruments that will accomplish or facilitate the exercise of the powers vested in the Trustee.

          (n) Grant of Powers Limited. The Trustee is expressly prohibited from exercising any powers vested in it primarily for the benefit of the Grantor rather than for the benefit of the Beneficiaries. The Trustee shall not have the power to purchase, exchange, or otherwise deal with or dispose of the assets of the Trust for less than adequate and full consideration in money or money's worth,

         (o) Deposit Assets. To deposit Trust assets in commercial, savings or savings and loan accounts (including such accounts in a corporate Trustee's banking department) and to keep such portion of the Trust assets in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the 'trust, without liability for interest thereon.

         10. Termination of Trustee. Grantor may remove Trustee upon sixty (60) days notice or upon such shorter period of time if acceptable to Trustee; provided that upon a Preliminary CIC involving the Company or subsequent Company Change in Control the Grantor may only remove the Trustee if a majority of the Beneficiaries approve such action.

         11. Appointment of Successor Trustee.

         (a) The Trustee shall have the right to resign upon 60 days' written notice to the Grantor, during which time the Grantor shall appoint a "Qualified Successor Trustee." If no Qualified Successor Trustee accepts such appointment, the resigning Trustee shall petition a court of competent jurisdiction for the appointment of a "Qualified Successor Trustee," For this purpose, a "Qualified Successor Trustee" must be a bank or trust company approved by Grantor, but may not be the Grantor, any person who would be a "related or subordinate party" to the Grantor within the meaning of Section 672(c) of the Code or a corporation that would be a member of an "affiliated group" of corporations including the Grantor within the meaning of Section 1504(a) of the Code if the words "80 percent" wherever they appear in that section were replaced by the words "50 percent." Upon the written acceptance by the Qualified Successor Trustee of the trust and upon approval of the resigning Trustee's final account by those entitled thereto, the resigning Trustee shall be discharged.

         (b) Upon the occurrence of a corporate transaction involving the ownership or assets of a Grantor, the Grantor upon written acknowledgment to the Trustee of its obligations under the Trust and Plans may in its sole discretion direct the Trustee to transfer or assign all or a portion of the assets of the Trust to a Qualified Successor Trustee. The Trust Administrative Committee shall instruct the Trustee regarding the assets to be transferred or assigned; provided, however, that no assets shall be transferred to such a Qualified Successor Trustee until the Trustee is satisfied that contributions required under the Plans have been made prior to or concurrent with this transfer or assignment. Notwithstanding the foregoing, the Trustee shall only be permitted to transfer or assign assets from the Trust to a Qualified Successor Trustee if the transfer and assignment are consistent with the purpose and intent of the Trust.

         12. Trustee Compensation. The Trustee shall be entitled to receive as compensation for its services hereunder the compensation (a) as negotiated and agreed to by the Grantor and the Trustee, or (b) if not negotiated or if the parties are unable to reach agreement. as allowed a trustee under the laws of the State of Alabama in effect at the time such compensation is payable. Such compensation shall be paid by the Grantor; provided, however, that to the extent such compensation is not paid by the Grantor, subject to the provisions of
Section 17(i) hereof, it shall be charged against and paid from the Trust and the Grantor shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

         13. Trustee's Consent to Act and Indemnification of the Trustee. The Trustee hereby grants and consents to act as Trustee hereunder. The Grantor agrees to indemnify the Trustee and hold it harmless from and against all claims, liabilities, legal fees and expenses that may be asserted against it, otherwise than on account of conduct of the Trustee which is found by a final judgment of a court of competent jurisdiction to be a breach of its fiduciary duty whether by reason of the Trustee's taking or refraining from taking any action in connection with the Trust, whether or not the Trustee is a party to a legal proceeding or otherwise.

          14. Prohibition Against Assignment. No Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust before such assets are paid to the Beneficiary as provided in Section 7, and all rights created under the Trust and the Plans shall be unsecured contractual rights of the Beneficiary against the Grantor (or its Subsidiary) which is his or her employer for purposes of the Plan. No part of, or claim against, the assets of the Trust may be assigned, anticipated, alienated, encumbered, garnished, attached or in any other manner disposed of by any of the Beneficiaries, and no such part or claim shall be subject to any legal process or claims of creditors of any of the Beneficiaries.

         15. Annual Accounting. The Trustee shall keep accurate and detailed account of all of the Trustee's receipts and disbursements and other transactions hereunder, and, within ninety (90) days following the end of each calendar year, and within ninety (90) days after the Trustee's resignation or termination of the Trust as provided herein, the Trustee shall render a written account of its administration of the Trust to the Grantor by submitting a record of receipts, investments, disbursements, distributions, gains, losses, assets on hand at the end of the accounting period and other pertinent information, including a description of all securities and investments purchased and sold during such calendar year. Written approval of an account shall, as to all matters shown in the account, be binding upon the Grantor and shall forever release and discharge the Trustee from any liability or accountability. The Grantor will be deemed to have given its written approval if it does not object in writing to the Trustee within one hundred and twenty (120) days after the date of receipt of such account from the Trustee. The Trustee shall be entitled at any time to institute an action in a court of competent jurisdiction for a judicial settlement of its account.

          16. Notices. Any notice or instructions required under any of the provisions of this Trust Agreement shall be deemed effectively given only if such notice is in writing and is delivered personally or by certified or registered mail, return receipt requested and postage prepaid, addressed to the addresses as set forth below of the parties hereto. The addresses of the parties are as follows:




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


                                (i)   The Grantor:
                                      Secretary
                                      BancTrust Financial Group, Inc.
                                      100 St. Joseph Street
                                      Mobile, Alabama 36602

                                (ii)  The Trustee:
                                      Attn: Bill Keith
                                      The Trust Company of Sterne, Agee & Leach
                                      800 Shades Creek Parkway
                                      Suite 125
                                      Birmingham, AL 35209

The Grantor or Trustee may at any time change the address to which notices are to be sent to it by giving written notice thereof in the manner provided above.

         17. Miscellaneous Provisions.

         (a) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Alabama applicable to contracts made and to be performed therein and the Trustee shall not be required to account in any court other than one of the courts of such state.

         (b) The Trust Administrative Committee may give direction to Trustee on behalf of the Grantor with regard to those matters identified in writing by the Grantor. The Trustee will be fully protected in relying on such direction by the Trust Administrative Committee.

         (c) All section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

         (d) This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, supersedes all previous agreements or understandings among them and may not be modified or terminated orally.

         (e) The term "Trustee" shall include any successor Trustee.

         (f) If a Trustee or Custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee or Custodian hereunder, as the case may be without the execution of any instrument or any further action on the part of any party hereto.

         (g) If any provision of this Trust shall be invalid and unenforceable, the remaining provisions hereof shall subsist and be carried into effect.

         (h) The Plan is by this reference expressly incorporated herein and made a part hereof with the same force and effect as if fully set forth at length and defined terms therein shall have the same meaning for purposes of this Trust.

         (i) The assets of the Trust shall be subject only to the claims of the Grantor's general creditors in the event of the Grantor's bankruptcy or insolvency. The Grantor shall be considered "bankrupt" or "insolvent" if the Grantor is (A) unable to pay its debts when due or (B) engaged as a debtor in a proceeding under the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (as amended). The Board of Directors or the chief executive officer of the Grantor must notify the Trustee of the Grantor's bankruptcy or insolvency within three
(3) days following the occurrence of such event. Upon receipt of such a notice, or, upon receipt of a written allegation from a person or entity claiming to be a creditor of the Grantor that such Grantor is bankrupt or insolvent, the Trustee shall discontinue payments to Beneficiaries. The Trustee shall, as soon as practicable after receipt of such notice or written allegation, determine whether such Grantor is bankrupt or insolvent. If the Trustee determines, based on such notice, written allegation, or such other information as it deems appropriate, that such Grantor is bankrupt or insolvent, the Trustee shall hold the assets of the Trust for the benefit of the general creditors of the Grantor, and deliver any undistributed assets attributable to such Grantor to satisfy the claims of such creditors as a court of competent jurisdiction may direct. The Trust Administrative Committee in conjunction with the Trustee shall identify the amount of assets attributable to any bankrupt or insolvent Grantor in order to segregate such assets for the benefit of such Grantor's creditors. The Trustee shall resume payments to Beneficiaries only after it has determined that the Grantor in issue is not bankrupt or insolvent (if the Trustee determined that the Grantor was bankrupt or insolvent), pursuant to an order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of the Grantor's bankruptcy or insolvency of the Grantor, the Trustee shall have no duty to inquire whether such Grantor is bankrupt or insolvent. The Trustee may in all events rely on such evidence concerning the pertinent Grantor's solvency as may be furnished to the Trustee that will give the Trustee a reasonable basis for making a determination concerning the Grantor's solvency. If the Trustee discontinues payment of benefits from the Trust pursuant to this Section 17(i) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Beneficiary less the aggregate amount of payments made to the Beneficiary by the Grantor in lieu of the payments provided for hereunder during any such period of discontinuance. In addition, interest at a rate equal to the average 90 day Treasury Bill rate during the period of such discontinuance shall be paid on the amount, if any, determined to be owed in accordance with the preceding sentence. In the event of bankruptcy or insolvency of a Subsidiary and not of the Grantor, the foregoing provisions shall be applicable with respect to the Subsidiary and the Beneficiaries whose benefit obligations are related to the Subsidiary.

         (j) Any and all taxes, expenses (including, but not limited to, the Trustee's compensation) and costs of litigation relating to or concerning the adoption, administration and termination of the Trust shall be borne and promptly paid by the Grantor; provided, however, that, to the extent such taxes, expenses and costs relating to the Trust are due and owing and (A) are not paid by the Grantor, and (B) have not been paid for more than sixty (60) days, they shall be charged against and paid from the Trust, and the Grantor shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

         (k) Any reference hereunder to a Beneficiary shall expressly be deemed to include, where relevant, the beneficiaries of a Beneficiary duly appointed under the terms of the Plan. A Beneficiary shall cease to have such status once any and all amounts due such Beneficiary under the Plan have been satisfied.

         (l) Any reference hereunder to the Grantor shall expressly be deemed to include the Grantor's successor and assigns.

         (m) Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement to be effective as of this 1st day of January, 2004.

                                    TRUSTEE: THE TRUST COMPANY OF STERNE,
                                    AGEE & LEACH

                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------

                                    GRANTOR: BANCTRUST FINANCIAL GROUP, INC.

                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------


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